Exhibit 99.1

Blueprint Medicines Announces Proposed Public Offering of Shares of Common Stock

CAMBRIDGE, Mass., March 29, 2017 — Blueprint Medicines Corporation (NASDAQ: BPMC), a leader in discovering and developing targeted kinase medicines for patients with genomically defined diseases, today announced that it has commenced an underwritten public offering of $150,000,000 in shares of its common stock. In addition, Blueprint Medicines expects to grant the underwriters a 30-day option to purchase up to an additional of $22,500,000 in shares of its common stock in connection with the public offering. All shares of common stock will be offered by Blueprint Medicines.

Blueprint Medicines expects to use the net proceeds of the offering to fund clinical trials for BLU-285 in GIST and SM, to fund clinical trials for BLU-554 in HCC, to fund the completion of its current Phase 1 clinical trial for BLU-667 in non-small cell lung cancer, medullary thyroid cancer and other advanced solid tumors and the initiation of additional clinical trials for BLU-667 in RET-driven cancers, and the balance, if any, to fund working capital, capital expenditures and other general corporate purposes, including ongoing research and pre-commercial planning activities. For both BLU-285 and BLU-554, the clinical trials may include the expansion of the current Phase 1 clinical trials for its targeted indications, registration clinical trials or indication expansion clinical trials.

Goldman, Sachs & Co., Morgan Stanley and Cowen and Company are acting as joint book-running managers for the offering. Raymond James is acting as co-manager for the offering.  The offering is subject to market and other conditions, and there can be no assurance as to whether or when the offering may be completed or as to the actual size or terms of the offering.

A registration statement on Form S-3 (File No. 333-216573) relating to these securities has been previously filed with and declared effective by the Securities and Exchange Commission (SEC). This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The offering will be made only by means of a prospectus. A copy of the prospectus supplement relating to the offering will be filed with the SEC and may be obtained, when available, from Goldman, Sachs & Co. by mail at 200 West Street, New York, NY 10282, Attention: Prospectus Department, by telephone at (866) 471-2526, or by email at prospectus-ny@ny.email.gs.com, from Morgan Stanley & Co. LLC at 180 Varick Street, 2nd Floor, New York, NY 10014, Attention: Morgan Stanley Prospectus Department and from Cowen and Company, LLC, c/o Broadridge Financial Services, 1155 Long Island Avenue, Edgewood, NY 11717, Attention: Prospectus Department, by telephone at (631) 274-2806, or by fax at (631) 254-7140.

About Blueprint Medicines

Blueprint Medicines is developing a new generation of targeted and potent kinase medicines to improve the lives of patients with genomically defined diseases. Its approach is rooted in a deep understanding of the genetic blueprint of cancer and other diseases driven by the abnormal activation of kinases. Blueprint Medicines is advancing four programs in clinical development for subsets of patients with gastrointestinal stromal tumors, hepatocellular carcinoma, systemic mastocytosis, non-small cell lung cancer, medullary thyroid cancer and other advanced solid tumors, as well as multiple programs in research and preclinical development.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, as amended, including, without limitation, statements regarding Blueprint Medicines’ anticipated public offering; future expectations, plans and prospects for Blueprint Medicines and the timing of these events; and Blueprint Medicines’ strategy, business plans and focus. The words “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “intend,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “target” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Any forward-looking statements in this press release are based on management’s current expectations and beliefs and are subject to a number of risks, uncertainties and important factors that may cause actual events or results to differ materially from those expressed or implied by any forward-looking statements contained in this press release, including, without limitation, uncertainties related to market conditions and the completion of the public offering on the anticipated terms or at all. These and other risks and uncertainties are described in greater detail in the section entitled “Risk Factors” in Blueprint Medicines’ Annual Report on Form 10-K for the year ended December 31, 2016, as filed with the SEC on March 9, 2017, the prospectus supplement related to the public offering and other filings that Blueprint Medicines may make with the SEC in the future. Any forward-looking statements contained in this press release represent Blueprint Medicines’ views only as of the date hereof and should not be relied upon as representing its views as of any subsequent date. Blueprint Medicines explicitly disclaims any obligation to update any forward-looking statements.

Contact:

Investor Relations:

Kristin Williams

Blueprint Medicines Corporation

617-714-6674

kwilliams@blueprintmedicines.com

Media Relations:

Rachel Hutman

W2O Group

301-801-5540

rhutman@w2ogroup.com